EXHIBIT 10.1

AMENDMENT NO. 1
TO
AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP
OF
KITE REALTY GROUP, L.P.

     This Amendment No. 1 to the Amended and Restated Agreement of Limited Partnership of Kite Realty Group, L.P. (this “Amendment”) is made as of December 7, 2010 by Kite Realty Group Trust, a Maryland real estate investment trust, as sole general partner (the “Company”) of Kite Realty Group, L.P., a Delaware limited partnership (the “Partnership”), pursuant to the authority granted to the Company in the Amended and Restated Agreement of Limited Partnership of Kite Realty Group, L.P., dated as of August 16, 2004 (the “Partnership Agreement”), for the purpose of issuing additional Partnership Units in the form of Preferred Partnership Units (as defined below). Capitalized terms used and not defined herein shall have the meanings set forth in the Partnership Agreement.

     WHEREAS, a Pricing Committee of the Board of Trustees (the “Board”) of the Company adopted resolutions on November 30, 2010 classifying and designating 2,990,000 Preferred Shares (as defined in the Articles of Amendment and Restatement of Declaration of Trust of the Company (the “Declaration of Trust”)) as Series A Preferred Shares (as defined below);

     WHEREAS, the Company filed Articles Supplementary to the Declaration of Trust with the State Department of Assessments and Taxation of Maryland, effective on December 7, 2010, establishing the Series A Preferred Shares, with such preferences, rights, powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption as described in the Series A Articles Supplementary (as defined below);

     WHEREAS, on December 7, 2010, the Company issued 2,600,000 Series A Preferred Shares; as of the date hereof, the Company is authorized to issue an additional 390,000 Series A Preferred Shares; and

     WHEREAS, the Company has determined that, in connection with the issuance of the Series A Preferred Shares, it is necessary and desirable to amend the Partnership Agreement to create additional Partnership Units in the form of Series A Preferred Partnership Units (as defined below) having designations, preferences and other rights which are substantially the same as the economic rights of the Series A Preferred Shares.

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the Partnership Agreement is hereby amended as follows:

     1. Article 1 of the Partnership Agreement is hereby amended to add the following definitions:

    “Common Partnership Interest” shall mean an ownership interest in the Partnership, other than a Preferred Partnership Interest, and includes any and all benefits to which the holder of such an ownership interest may be entitled as provided in this Agreement or the Act, together with all obligations of such person to comply with the terms and provisions of this Agreement and the Act.

    “Common Partnership Unit” shall mean a fractional, undivided share of the Common Partnership Interests of all Partners issued hereunder.

    “NASDAQ” shall mean the NASDAQ Stock Market or any successor thereto.

    “NYSE” shall mean the New York Stock Exchange or any successor thereto.

    “Preferred Partnership Interest” shall mean an ownership interest in the Partnership evidenced by a designated series of Preferred Partnership Units, having a preference in payment of distributions or on liquidation as determined by the Company for such series of Preferred Partnership Units and as set forth in an amendment to this Agreement, and includes all benefits to which the holder of such an ownership interest may be entitled as provided in this Agreement or the Act, together with all obligations of such Person to comply with the terms and provisions of this Agreement and the Act.

            “Preferred Partnership Unit” shall mean a fractional, undivided share of Preferred Partnership Interests of all Partners in the specified series issued hereunder.

            “Series A Articles Supplementary” shall mean the Articles Supplementary Establishing and Fixing the Rights and Preferences of a Series of Preferred Shares, designating the rights and preferences of the 8.250% Series A Cumulative Redeemable Perpetual Preferred Shares, filed as part of the Company’s Declaration of Trust with the State Department of Assessments and Taxation of Maryland, effective on December 7, 2010.

    “Series A Preferred Partnership Interests” shall mean an ownership interest in the Partnership evidenced by the Series A Preferred Partnership Units, having a preference in payment of distributions or on liquidation as set forth in this Amendment.

    “Series A Preferred Partnership Units” shall mean the series of Preferred Partnership Units established pursuant to this Amendment, representing a fractional, undivided share of the Series A Preferred Partnership Interests of all Partners issued under the Partnership Agreement.

    “Series A Preferred Shares” shall mean the 8.250% Series A Cumulative Redeemable Perpetual Preferred Shares of the Company, with such preferences, rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption as described in the Series A Articles Supplementary.

     2. In accordance with Section 4.2 of the Partnership Agreement, set forth in Exhibit F hereto are the terms and conditions of the Series A Preferred Partnership Units hereby established and issued to the Company in consideration of its contribution to the Partnership of the proceeds of the issuance and sale of the Series A Preferred Shares by the Company. The Partnership Agreement is amended to incorporate such Exhibit F as Exhibit F thereto and to replace Exhibit A thereto with a revised Exhibit A to reflect the issuance of the Series A Preferred Partnership Units.

     3. Except as modified herein, all terms and conditions of the Partnership Agreement shall remain in full force and effect, which terms and conditions the Company hereby ratifies and confirms.

     4. This Amendment shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to conflicts of law.

     5. If any provision of this Amendment is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

[Signature Page to Amendment No. 1 to the Amended and Restated Agreement
of Limited Partnership of Kite Realty Group, L.P., follows]

 IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first set forth above.

KITE REALTY GROUP TRUST As sole general partner of Kite Realty Group, L.P.
By:	/s/ John A. Kite
Chairman and Chief Executive Officer

[Signature Page to Amendment No. 1  to the Amended and Restated Agreement
of Limited Partnership of Kite Realty Group, L.P.]

EXHIBIT F
DESIGNATION OF TERMS AND CONDITIONS OF SERIES A
PREFERRED PARTNERSHIP UNITS

A. Designation and Number. A series of Preferred Partnership Units, designated as Series A Preferred Partnership Units, is hereby established. The number of Series A Preferred Partnership Units shall be 2,990,000.

B. Rank.   The Series A Preferred Partnership Units will, with respect to rights to receive distributions and to participate in distributions or payments upon liquidation, dissolution or winding up of the Partnership, rank (a) senior to the Common Partnership Units and any other Partnership Units of the Company, now or hereafter issued and outstanding, the terms of which provide that such Partnership Units rank, as to distributions and upon liquidation, dissolution or winding up of the Partnership, junior to such Series A Preferred Partnership Units (“Junior Units”), (b) on a parity with any other Partnership Units of the Partnership, now or hereafter issued and outstanding, other than Partnership Units referred to in clauses (a) and (c) (“Parity Units”); and (c) junior to all Partnership Units of the Partnership the terms of which specifically provide that such Partnership Units rank senior to the Series A Preferred Partnership Units.

C. Distributions.
                (i)  Subject to the rights of holders of any Preferred Partnership Units ranking senior to the Series A Preferred Partnership Units as to the payment of distributions, the Company, in its capacity as the holder of the then outstanding Series A Preferred Partnership Units, shall be entitled to receive, when, as and if authorized by the Company, out of funds legally available for payment of distributions, cumulative cash distributions at the rate of 8.250% per annum of the $25 liquidation preference of each Series A Preferred Partnership Unit (equivalent to $2.0625 per annum per Series A Preferred Partnership Unit); provided, however, that if following a “Change of Control” of the Company (as defined in the Series A Articles Supplementary), either the Series A Preferred Shares (or any preferred shares of the surviving entity that are issued in exchange for the Series A Preferred Shares) or the common shares of the surviving entity, as applicable, are not listed on the NYSE or quoted on NASDAQ (or listed or quoted on a successor exchange or quotation system), holders of the then outstanding Series A Preferred Partnership Units will be entitled to receive, when, as and if authorized by the Company and declared by the Company, out of funds legally available for the payment of distributions, cumulative cash distributions from, and including, the first date on which both the Change of Control has occurred and the Series A Preferred Shares (or any preferred shares of the surviving entity that are issued in exchange for the Series A Preferred Shares) or the common shares of the surviving entity, as applicable, are not so listed or quoted, at the rate of 12.250% per annum of the $25 liquidation preference of each Series A Preferred Partnership Unit (equivalent to $3.0625 per annum per Series A Preferred Partnership Unit), for as long as the Series A Preferred Shares (or any preferred shares of the surviving entity that are issued in exchange for the Series A Preferred Shares) or the common shares of the surviving entity, as applicable, are not so listed on the NYSE or quoted on NASDAQ (or listed or quoted on a successor exchange or quotation system) (the “Special Distribution Rate”).
 (ii)   Distributions on each outstanding Series A Preferred Partnership Unit shall be cumulative from and including the date of original issuance or, with respect to the Special Distribution Rate, from, and including, the first date on which both a Change of Control has occurred and the Series A Preferred Shares (or any preferred shares of the surviving entity that are issued in exchange for the Series A Preferred Shares) or the common shares of the surviving entity, as applicable, are not listed on the NYSE or quoted on NASDAQ (or listed or quoted on a successor exchange or quotation system), and shall be payable  (i) for the period from December

7, 2010 to March 1, 2011 on March 1, 2011, and (ii) for each quarterly distribution period thereafter, quarterly in equal amounts in arrears on the 1st of each March, June, September and December, commencing on June 1, 2011 (each such day being hereinafter called a “Series A Distribution Payment Date”) at the then applicable annual rate; provided, however, that if any Series A Distribution Payment Date falls on any day other than a Business Day (as defined in the Declaration of Trust), the distribution which would otherwise have been payable on such Series A Distribution Payment Date may be paid on the next succeeding Business Day with the same force and effect as if paid on such Series A Distribution Payment Date, and no interest or other sums shall accrue on the amount so payable from such Series A Distribution Payment Date to such next succeeding Business Day. Each distribution is payable to holders of record as they appear on the records and records of the Partnership at the close of business on the record date, not exceeding 30 days preceding the applicable Series A Distribution Payment Date, as shall be fixed by the Company. Distributions shall accumulate from the most recent Series A Distribution Payment Date to which distribution have been paid, whether or not there shall be funds legally available for the payment of such distributions, whether the Partnership has earnings or whether such distributions are authorized. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on the Series A Preferred Partnership Units that may be in arrears. Holders of the Series A Preferred Partnership Units shall not be entitled to any distributions, whether payable in cash, property or stock, in excess of full cumulative distributions, as herein provided, on the Series A Preferred Partnership Units. Distributions payable on the Series A Preferred Partnership Units for any period greater or less than a full distribution period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Distributions payable on the Series A Preferred Partnership Units for each full distribution period will be computed by dividing the applicable annual distribution rate by four.   After full cumulative distributions on the Series A Preferred Partnership Units have been paid or declared and funds therefor set aside for payment with respect to a distribution period, the holders of Series A Preferred Partnership Units will not be entitled to any further distributions with respect to that distribution period.
(iii)  No distributions on the Series A Preferred Partnership Units shall be authorized and declared by the Partnership or paid or set apart for payment by the Partnership at such time as the terms and provisions of any agreement of the Partnership, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof, or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.
(iv) So long as any Series A Preferred Partnership Units are outstanding, no distributions, except as described in the immediately following sentence, shall be authorized and declared or paid or set apart for payment on any series or class or classes of Parity Units for any period unless full cumulative distributions have been declared and paid or are contemporaneously declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series A Preferred Partnership Units for all prior distribution periods. When distributions are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all distributions authorized and declared upon the Series A Preferred Partnership Units and all distributions authorized and declared upon any other series or class or classes of Parity Units shall be authorized and declared ratably in proportion to the respective amounts of distributions accumulated and unpaid on the Series A Preferred Partnership Units and such Parity Units.
(v)  So long as any Series A Preferred Partnership Units are outstanding, no distributions (other than distributions paid solely in Junior Units of, or in options, warrants or rights to subscribe for or purchase, Junior Units) shall be authorized and declared or paid or set apart for payment or other distribution authorized and declared or made upon Junior Units, nor shall any Junior Units be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Partnership Units made for purposes of and in compliance with requirements of an employee incentive or benefit plan of the Company or any subsidiary, or a conversion into or exchange for Junior Units or redemptions for the purpose of preserving the Company’s qualification as a REIT (as defined in the Declaration of Trust), or redemptions of Partnership Units pursuant to Article 8 of the Partnership Agreement), for any consideration (or any monies to be paid to or made available for a sinking fund for the redemption of any such units) by the Company, directly or indirectly (except by conversion into or exchange for Junior Units), unless in each case full cumulative distributions on all outstanding shares of Series A Preferred Partnership Units and any Parity Units at the time such distributions are payable shall have been paid or set apart for payment for all past distribution periods with respect to the Series A Preferred Partnership Units and all past distribution periods with respect to such Parity Units.
(vi) Any distribution payment made on the Series A Preferred Partnership Units shall first be credited against the earliest accrued but unpaid distribution due with respect to such Series A Preferred Partnership Units which remains payable.
(vii) Except as provided herein, the Series A Preferred Partnership Units shall not be entitled to participate in the earnings or assets of the Partnership.

As used herein, the term “distribution” does not include distributions payable solely in units of Junior Units on Junior Units, or in options, warrants or rights to holders of Junior Units to subscribe for or purchase any Junior Units.

D. Liquidation Preference.
                (i)   In the event of any liquidation, dissolution or winding up of the Partnership, whether voluntary or involuntary, before any payment or distribution of the assets of the Partnership shall be made to or set apart for the holders of Junior Units, the holders of the Series A Preferred Partnership Units shall be entitled to receive $25 per Series A Preferred Partnership Unit (the “Liquidation Preference”) plus an amount per Series A Preferred Partnership Unit equal to all distributions (whether or not earned or declared) accumulated and unpaid thereon to, but not including, the date of final distribution to such holders; but such holders of the Series A Preferred Partnership Units shall not be entitled to any further payment.  If, upon any such liquidation, dissolution or winding up of the Partnership, the assets of the Partnership, or proceeds thereof, distributable among the holders of the Series A Preferred Partnership Units shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other Parity Units, then such assets, or the proceeds thereof, shall be distributed among the holders of such Series A Preferred Partnership Units and any such other Parity Units ratably in accordance with the respective amounts that would be payable on such Series A Preferred Partnership Units and any such other Parity Units if all amounts payable thereon were paid in full. For the purposes of this Section D, none of (i) a consolidation or merger of the Partnership with one or more entities, (ii) a statutory Partnership Unit exchange or (iii) a sale or transfer of all or substantially all of the Partnership’s assets shall be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Partnership.
(ii)  Upon any liquidation, dissolution or winding up of the Partnership, after payment shall have been made in full to the holders of the Series A Preferred Partnership Units, as provided in this Section D, the holders of the Series A Preferred Partnership Units shall not be entitled to share in any remaining assets of the Partnership.

E. Redemption. In connection with the redemption by the Company of any Series A Preferred Share in accordance with the provisions of the Series A Articles Supplementary, the Partnership shall redeem a Series A Preferred Partnership Unit by making a payment to the Company for such purpose which shall be equal to the redemption price (as set forth in the Series A Articles Supplementary), plus all and any accumulated and unpaid dividends on the Series A Preferred Shares (whether or not declared), to, but not including, the redemption date. From and after the applicable redemption date, the Series A Preferred Partnership Units so redeemed shall no longer be outstanding and all rights hereunder, to distributions or otherwise, with respect to such Series A Preferred Partnership Units shall cease

F. Voting Rights. Except as required by applicable law or the Partnership Agreement, the holder of the Series A Preferred Partnership Units, as such, shall have no voting rights.

G. Conversion. The Series A Preferred Partnership Units are not convertible into or exchangeable for any other property or securities of the Partnership.

H. Restriction on Ownership. The Series A Preferred Partnership Units shall be owned and held solely by the Company.

I. Allocations. Allocations of the Partnership’s items of income, gain, loss and deduction shall be allocated among holders of Series A Preferred Partnership Units in accordance with Article VI of the Partnership Agreement.

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